UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 8, 2007

Date of Report (Date of earliest event reported)

COLLECTIVE BRANDS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue

Topeka, Kansas 66607-2207

(Address of Principal Executive Offices)        (Zip Code)

(785) 233-5171

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.05.   Amendments to Registrant’s Code of Ethics.

On November 8, 2007, our Board of Directors approved an amendment to our Code of Ethics (the “Code”). The following is a summary of the key changes that were made

-	Changed e-mail address for complaints from ethics@payless.com to AlertLine@collective.com.
-	Added a new section on “Fair Dealing”
-

Revised “outside employment” restrictions to permit moonlighting and outside employment under limited circumstances. Eliminated the 4 hour/5% of base pay standard and substituted a policy requiring prior disclosure to supervisor and restriction that it not significantly interfere with time and attention devoted to responsibilities of job. In addition, clarified that working for a competitor while employed by the Company is never permitted.

-	Revised “Payment Practices” section to provide additional definition and clarity on bribes, kickbacks and intermediary relationships
-	Added a prohibition in the “Use and Protection of Company Assets” section regarding Associates using their discount to purchase Company merchandise and then re-sell it on eBay, at flea markets, etc.

The Code as amended is effective as of November 8, 2007. A complete copy of our Code , as revised, is attached as Exhibit 14.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

14.1	Code of Ethics as of November 8, 2007

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: November 13, 2007	By:	/s/ Ullrich E. Porzig
Name:	Ullrich E. Porzig
Senior Vice President
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

14.1	Code of Ethics as of November 8, 2007